EXHIBIT 10.21
AMENDMENT 1 TO THE
ENBRIDGE SUPPLEMENTAL PENSION PLAN FOR UNITED STATES EMPLOYEES
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

Pursuant to Section 8.1 of the Enbridge Supplemental Pension Plan for United States Employees (as Amended and Restated Effective January 1, 2005) (the "Plan"), the Enbridge Employee Services, Inc. Board of Directors has approved this amendment to the Plan by execution of a Unanimous Written Consent of the Board of Directors in Lieu of Special Meeting, as follows:

1.	Plan Section 1.1(u)(ii)(B) is hereby stricken and replaced in its entirety by the following new Section 1.1(u)(ii)(B):
(B) For services performed after December 31, 1999, for purposes of subparagraph (b)(i)(E) of Article 3, fifty (50%) of the sum of the eligible performance bonuses received by the Participant in the calendar year for which the Pensionable Bonus is being determined for services performed starting from the earlier of (1) the year 2007 or (2) the year the Participant first becomes a Senior Management Employee.

2.	Plan Section 4.2 is hereby amended by adding the following new sentence at the end thereof:
The benefit payable under this Section 4.2 applies to all Participants in the Plan, regardless of whether the Participant is entitled to a cost of living adjustment under the Qualified Plan.

3.	The following new paragraph is hereby added at the end of Addendum D:
For each Participant who is a Highly Compensated Employee (as defined in the previous paragraph), such Participant shall be entitled to receive an additional benefit under the Plan as part of his Supplemental Retirement Benefit in an amount that is equal to the employee portion of the FICA tax, but only with respect to the portion of the benefit that would otherwise have been tax-qualified had the Participant continued participation in the St. Lawrence Pension Plan. For all purposes of this Addendum D, "benefit" wherein it appears shall refer to the Participant's Supplemental Retirement Benefit.
Except as amended hereby, the Plan is ratified and confirmed in all respects.

[Signature page follows.}

To record this Amendment 1, the undersigned member of the Pension Administration Committee and officer of Enbridge Employee Services, Inc., hereby approves and executes this Amendment as of the date set forth below.

Chris Kaitson, Vice President- Law

August 15, 2012
Date

Execution Copy
AMENDMENT 2 TO THE
ENBRIDGE SUPPLEMENTAL PENSION PLAN FOR UNITED STATES EMPLOYEES
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

Pursuant to Section 8.1 of the Enbridge Supplemental Pension Plan for United States Employees (as Amended and Restated Effective January 1, 2005) (the "Plan"), the Enbridge Employee Services, Inc. Board of Directors has approved this amendment to the Plan by execution of a Unanimous Written Consent of the Board of Directors in Lieu of Special Meeting, as follows:

1.	Plan Section l.l(u) is hereby amended and replaced in its entirety as follows:
(u)     "Pensionable Bonus," for a calendar year, means:
(i)    For a Participant who was employed by an Affiliate as of December 31,
1999, in a position of vice-president or above,

(A)
for purposes of subparagraph (a)(i)(F) of Article 3 and Section 5.3 (a)(i)(C)(3). the greater of: (x) fifty percent (50%) of the sum of the eligible performance bonuses received by the Participant in the year; and (y) the lesser of the sum of the eligible performance bonuses received by the Participant in the year and the associated target annual performance bonus for the Participant for the year, and

(B)
for purposes of subparagraph (b)(i)(F) of Article 3. fifty percent (50%) of the sum of the eligible performance bonuses received by the Participant in the year for services performed as a Senior Management Employee.

(ii)    For a Participant who is not described in paragraph (i). above:

(A)	for purposes of subparagraph (a)(i)(F) of Article 3 and Section 5.3(a)(i)(C)(3). nil, and

(B)
for bonuses paid either (1) before September 15, 2013, or (2) on or after September 15, 2013, to a Participant who is not an Oil/NGL Marketing Employee (defined below) who participates in an EBT Bonus (defined below), for purposes of subparagraph (b)(i)(F) of Article 3. fifty percent (50%) of the sum of the eligible performance bonuses received by the Participant in the year for services performed after December 31, 1999, as a Senior Management Employee.

(C)
for bonuses paid on or after September 15, 2013, to an OiljNGL Marketing Employee (defined below) who participates in an EBT Bonus (defined below), for purposes of subparagraph (b) (i) (F) of Article 3. fifty percent (50%) of the lesser of (1) the sum of the cash amount of the EBT Bonus received by the Oil/NGL Marketing Employee in the year and (2) twice the corporate notional short-term incentive target for that Participant's career grade classification (as defined in the payroll records of the Company).

(iii)	In determining the Pensionable Bonus for a Participant who transferred to an Associate Company from the Company for the first time prior to January
1, 1997 and whose employment ceases while he is employed by an Associate Company, the Participant's Pensionable Bonus for benefit computation purposes shall be limited to the Pensionable Bonus received prior to the Participant's date of transfer.
(iv)    Effective for bonuses paid on or after September 15, 2013:

(D)
"EBT Bonus" means (1) a commission-style bonus plan in which bonuses related to employment as an Oil/NGL Marketing Employee are based on a specified amount of EBT (i.e., earnings before taxes) as split between employees on a discretionary basis by the Employer, or (2) other annual discretionary bonus for Oil/NGL Marketing Employees; and

(E)
"Oil/NGL Marketing Employee" means a Participant who has responsibilities affiliated with Tidal Energy Marketing, Enbridge Energy Marketing, or Enbridge Liquids, Transportation & Marketing and is eligible to receive an EBT Bonus on or after September 15, 2013, and before the date of his Separation from Service.

No Pensionable Bonus shall be deemed to have been received by a Participant during his or her period of Disability (as defined in the Qualified Plan).
Except as amended hereby, the Plan is ratified and confirmed in all respects.
To record this Amendment 2, the undersigned President of Enbridge Employee Services, Inc., hereby approves and executes this Amendment to be effective as of the date set forth below.

/s/ Joan E. Gay
Joan E. Gay, President
Enbridge Employee Services, Inc.

/s/ 12/20/13
Date